Exhibit 10.1.ak

AGL RESOURCES INC.
1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement sets forth the terms of a Nonqualified Stock Option granted to the Director by AGL Resources Inc. (the “Company”) under the above-named Plan.

Name of Director:___________________________________________________

Date of Grant: __________________ Number of Option Shares:__________

Exercise Price: $ ________________________ per share

Reload Options: This option shall be subject to reload options.

Exercisability: This option shall immediately be 100% exercisable.

Term of Exercisability: This option shall remain exercisable until the earlier of:

A. The one-year anniversary of the date on which the Director ceases to be a member of the Board of Directors of the Company for any reason; or

B. The date that is ten (10) years from the date of grant of this option.

Transferability: The option is nontransferable, except by the laws of descent and distribution.

This Option Agreement is subject to the terms and conditions of the 1996 Non-Employee Directors Equity Compensation Plan. The Director has received a copy of the Plan’s prospectus, including a copy of the Plan. The Director agrees to the terms of this Option Agreement, which may be amended only upon a written agreement signed by the parties hereto.

This ________ day of ____________________, 200___.

AGL RESOURCES INC.                 DIRECTOR:

By:

/s/ Paul R. Shlanta                         ______________________________
Paul R. Shlanta
Senior Vice President and Corporate Secretary